[logo]                                                [LOGO]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Carnegie Bancorp (the "Company") on Form S-8 (File Nos. 33-81918, 333-20515 and 333-29631) of our report dated February 2, 1998, on our audits of the consolidated financial statements of Carnegie Bancorp and Subsidiary as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995 which report is included in this Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts".


                                                 Coopers & Lybrand L.L.P.

Princeton, New Jersey
March 30, 1998